Exhibit 99.1

[SANTARUS LOGO]

COMPANY CONTACT:	INVESTOR CONTACT:
Martha L. Hough VP Finance & Investor Relations (858) 314-5824 Debra P. Crawford Chief Financial Officer (858) 314-5708	Lippert/Heilshorn & Associates, Inc. Jody Cain (jcain@lhai.com) Bruce Voss (bvoss@lhai.com) (310) 691-7100

For Immediate Release

SANTARUS TO RECEIVE $10 MILLION MILESTONE PAYMENT
FROM TAP PHARMACEUTICAL PRODUCTS

Company to Announce Fourth Quarter 2004 Financial Results on March 22, 2005

SAN DIEGO (February 15, 2005) – Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, today announced that it is entitled to receive a $10 million milestone payment, plus interest and legal expenses, from TAP Pharmaceutical Products Inc. after Santarus prevailed in a recently held alternative dispute resolution proceeding. Santarus initiated the alternative dispute resolution process in August 2003, asserting that TAP achieved a development milestone under the terms of a sublicense agreement between Santarus and TAP signed in June 2002. The assertion was contested by TAP. In the proceeding, it was determined that Santarus is entitled to receive the milestone payment from TAP within the week.

“We are pleased to have a favorable outcome on this issue,” said Gerald T. Proehl, president and chief executive officer of Santarus. “Under the sublicense agreement, TAP has the right to develop immediate-release proton pump inhibitor (PPI) products for the North American market using our proprietary technology in connection with lansoprazole. The sublicense agreement continues to be part of our corporate strategy to generate additional revenues from our immediate-release technology, and we are hopeful that TAP will continue and be successful with their ongoing product development programs utilizing our technology.”

Santarus also announced that on Tuesday, March 22, 2005 the company will release fourth quarter 2004 financial results after market close and an investment community conference call hosted by Santarus management will be held at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Dial-in information for the conference call will be issued at a later date.

About Santarus

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products to enhance the quality of life for patients with gastrointestinal diseases and disorders. The company’s current products are immediate-release formulations of omeprazole, a widely prescribed PPI. The company launched its first product, ZEGERID™ Powder for Oral Suspension 20 mg in October 2004 and received U.S. Food and Drug Administration approval to market ZEGERID Powder for Oral Suspension 40 mg in December 2004. The company also is developing capsule and chewable tablet formulations of ZEGERID. More information about Santarus is available on the company’s Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: whether TAP will timely make the milestone payment; whether TAP will continue to develop products under the sublicense agreement with Santarus in a timely manner or at all, and, if so, whether TAP’s development efforts will be successful; whether Santarus will be able to generate future revenues from licensed commercial products developed by TAP; difficulties or delays in development, testing, manufacturing and marketing of and obtaining regulatory approval for Santarus’ products; and other risks detailed in Santarus’ prior press releases as well as in public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Santarus® and ZEGERID™ are trademarks of Santarus, Inc.

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